WHITESTONE REIT BUILDS ON MOMENTUM BY ANNOUNCING 21% INCREASE IN FFO CORE PER SHARE FOR THE 2015 SECOND QUARTER; RAISES GUIDANCE FOR THE YEAR

Houston, Texas, August 5, 2015 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”), a fully integrated real estate company that owns, redevelops, repositions, leases, manages and operates value-add Community Centered PropertiesTM, today announced its financial results for the second quarter ended June 30, 2015.

Financial Results and Operating Highlights for Second Quarter 2015 Compared to Second Quarter 2014

•	Total revenues increased 27.3% to $22.0 million, resulting in the Company’s 19th consecutive quarter of year-over-year revenue growth.

•	Property net operating income (“NOI”) increased 33.2% to $14.7 million, resulting in the Company’s 19th consecutive quarter of year-over-year NOI growth.

•	Same store NOI increased 6.9%.

•	Funds from operations (“FFO”) Core increased 27.3% to $8.5 million, resulting in the Company’s 20th consecutive quarter of year-over-year FFO Core growth.

•	FFO Core per diluted common share and operating partnership (“OP”) unit increased 20.7% to $0.35, resulting in the Company’s 9th consecutive quarter of year-over-year FFO Core per share growth.

•	Net income attributable to Whitestone REIT was $1.5 million, or $0.06 per diluted share, compared to $1.3 million, or $0.05 per diluted share, in the second quarter of the prior year.

•	Rental rates on new and renewal leases increased 9.7% and 17.2%, respectively, on a GAAP basis and 2.8% and 10.1%, respectively, on a cash basis.

•	FFO Core guidance range for 2015 increased to $1.27 to $1.32 per diluted share and OP unit.

•	Dividend to FFO Core ratio of 79%.

James C. Mastandrea, Chairman and Chief Executive Officer, stated, “We are pleased with our exceptional second quarter financial results which clearly demonstrate that our real estate investment strategy meets consumers' daily needs and creates value for our shareholders. Our differentiated strategy of owning Community Centered Properties™ in high population growth markets in states such as Arizona and Texas, which are business friendly, continues to gain traction in the retail segment of the industry. Our business model produced a 27.3% increase in total revenues, a 33.2% increase in property net operating income and a 20.7% increase in FFO Core per diluted share and OP unit during the period.

“Our small space tenants, which typically occupy under 3,000 square feet and are at the core of our Community Centered PropertyTM business model, continue to perform exceptionally well and, in turn, drive Whitestone’s stellar performance. We are leasing vacant space at properties we acquired at the bottom of the market, redeveloping and repositioning our legacy properties and developing out parcels adjacent to some of our most recent acquisitions. These activities, combined with our in-house property management, meet the demand for service based retail in the fast growing and economically strong markets of Austin, Dallas/Ft. Worth, San Antonio and Houston, Texas, as well as Phoenix, Scottsdale and Mesa, Arizona.”

Mr. Mastandrea concluded, “We are increasing our annual guidance for the year to reflect our continued confidence in our ability to drive further top-line and bottom-line growth, as well as our enterprise value. Our momentum continues to build from the time of our IPO five years ago by remaining steadfast to the execution of our key initiatives, which are to increase overall occupancy, diversify our tenant mix to better serve the surrounding communities and make value-add acquisitions in high growth markets. Since the second quarter ended, we closed on two additional Class-A properties in Austin, and currently have two additional properties, both with national grocery stores, under contract in Austin and Dallas, which we expect to close in the third quarter.”

Operating Results Summary

The Company's total occupancy increased to 86.4% during the second quarter, up 40 basis points from the end of the first quarter of 2015. During the second quarter, the leasing team signed 117 leases totaling 267,065 square feet in new, expansion and renewal leases. The average lease size was 2,283 square feet. Total lease value added was $16.0 million. This compares to 102 new and renewal leases totaling 220,513 square feet and approximately $14.8 million in total lease value during the same period in 2014. The growth over 2014 translates to a 14.7% increase in leases signed, a 21.1% increase in square feet leased and a 7.7% increase in lease value added.

Community Centered PropertiesTM Portfolio Statistics

At the end of the second quarter, the Company's diversified tenant base was comprised of 1,381 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues.  Lease terms for our properties range from less than one year for smaller tenants to over 15 years for larger tenants.  The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance.

Acquisition Activity

During the second quarter, Whitestone completed the acquisition of one Community Centered PropertyTM, Davenport Village, for approximately $45.5 million. The 128,934 square foot property, which is located in Austin, Texas, was 85% leased at the time of purchase. Subsequent to the end of the second quarter, the Company purchased two additional properties in Austin, Texas. The two properties, Parkside Village North and Parkside Village South, were purchased for a total of $45.0 million, contain a total of 117,146 square feet and are 100% leased.

Balance Sheet and Liquidity

At June 30, 2015, the Company had total assets of $685.6 million as compared to $634.3 million at December 31, 2014.

At June 30, 2015, Whitestone had a total of 65 properties, of which 45 are unencumbered by mortgage debt, with an undepreciated cost basis of $480.5 million. The Company had total real estate debt of $402.8 million, of which $223.2 million, or approximately 55%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 3.92%.

At quarter end, Whitestone had $6.3 million of cash available on its balance sheet and $270.4 million of available capacity under its credit facility, before the $200 million accordion option.

On June 26th the Company completed a public offering of 3,750,000 common shares. The Company received net proceeds of approximately $49.7 million after paying fees and expenses.

Dividend

On May 11, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2015, to be paid in three equal installments of $0.095 in July, August and September of 2015.

FFO Core Guidance

The Company is raising its full year FFO Core guidance to a range of $1.27 to $1.32 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during our scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2015 Financial Guidance” of the supplemental data package for the full list of guidance information.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com

Conference Call Information

Whitestone will host a conference call to discuss its second quarter results on Thursday, August 6, 2015 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Investors and other interested parties can listen to a live webcast of the call via the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab.

The call is also accessible via telephone by dialing 1-888-503-8171 for domestic participants or 1-719-325-2456 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through August 20, 2015, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 9266209. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the second quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 713-435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, redevelops, repositions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including specialty retail, grocery, restaurants, medical, educational and financial services. Founded in 1998, the Company is internally managed with a portfolio of 67 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
(713) 435-2219
raronson@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$730,165	$673,655
Accumulated depreciation	(80,138)	(71,587)
Total real estate assets	650,027	602,068
Cash and cash equivalents	6,251	4,236
Marketable securities	422	973
Escrows and acquisition deposits	4,864	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	12,830	11,834
Unamortized lease commissions and loan costs	8,351	8,879
Prepaid expenses and other assets	2,858	2,215
Total assets	$685,603	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$403,287	$394,093
Accounts payable and accrued expenses	15,940	15,882
Tenants' security deposits	4,639	4,372
Dividends and distributions payable	7,800	6,627
Total liabilities	431,666	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 26,978,270 and 22,835,695 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	27	23
Additional paid-in capital	356,517	304,078
Accumulated deficit	(105,140)	(93,938)
Accumulated other comprehensive loss	(461)	(91)
Total Whitestone REIT shareholders' equity	250,943	210,072
Noncontrolling interest in subsidiary	2,994	3,251
Total equity	253,937	213,323
Total liabilities and equity	$685,603	$634,297

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Property revenues
Rental revenues	$17,176	$13,443	$33,641	$27,057
Other revenues	4,794	3,819	9,581	7,580
Total property revenues	21,970	17,262	43,222	34,637

Property expenses
Property operation and maintenance	4,339	4,013	8,422	7,537
Real estate taxes	2,925	2,205	5,829	4,482
Total property expenses	7,264	6,218	14,251	12,019

Other expenses (income)
General and administrative	4,998	3,582	9,483	6,539
Depreciation and amortization	4,675	3,834	9,239	7,663
Interest expense	3,516	2,434	6,924	4,763
Interest, dividend and other investment income	(162)	(19)	(171)	(40)
Total other expense	13,027	9,831	25,475	18,925

Income from continuing operations before gain (loss) on sale or disposal of assets and income taxes	1,679	1,213	3,496	3,693

Provision for income taxes	(91)	(55)	(174)	(136)
Gain (loss) on sale or disposal of assets	5	(24)	(100)	(111)
Income from continuing operations	1,593	1,134	3,222	3,446

Income (loss) from discontinued operations	(33)	146	(41)	266
Income (loss) from discontinued operations	(33)	146	(41)	266

Net income	1,560	1,280	3,181	3,712

Less: Net income attributable to noncontrolling interests	26	27	53	87

Net income attributable to Whitestone REIT	$1,534	$1,253	$3,128	$3,625

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.13	$0.15
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.13	$0.16
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.12	$0.15
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.12	$0.16

Weighted average number of common shares outstanding:
Basic	22,869	22,235	22,724	22,030
Diluted	23,401	22,443	23,314	22,192

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income

Net income	$1,560	$1,280	$3,181	$3,712

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	43	(259)	(276)	(297)
Unrealized gain (loss) on available-for-sale marketable securities	(139)	22	(98)	105

Comprehensive income	1,464	1,043	2,807	3,520

Less: Comprehensive income attributable to noncontrolling interests	24	23	47	82

Comprehensive income attributable to Whitestone REIT	$1,440	$1,020	$2,760	$3,438

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$3,222	$3,446
Net income (loss) from discontinued operations	(41)	266
Net income	3,181	3,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,239	7,663
Amortization of deferred loan costs	601	405
Amortization of notes payable discount	149	153
Gain on sale of marketable securities	(44)	—
Loss on sale or disposal of assets and properties	100	111
Bad debt expense	771	1,052
Share-based compensation	3,359	1,564
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(772)	(324)
Accrued rent and accounts receivable	(1,767)	(1,357)
Unamortized lease commissions	(610)	(557)
Prepaid expenses and other assets	323	345
Accounts payable and accrued expenses	(235)	(739)
Tenants' security deposits	267	219
Net cash provided by operating activities	14,603	11,981
Net cash provided by (used in) operating activities of discontinued operations	(41)	250
Cash flows from investing activities:
Acquisitions of real estate	(51,800)	—
Additions to real estate	(5,009)	(4,847)
Proceeds from sales of marketable securities	496	—
Net cash used in investing activities	(56,313)	(4,847)
Net cash used in investing activities of discontinued operations	—	(143)
Cash flows from financing activities:
Distributions paid to common shareholders	(13,127)	(12,598)
Distributions paid to OP unit holders	(224)	(310)
Proceeds from issuance of common shares, net of offering costs	49,725	5,267
Payments of exchange offer costs	—	(6)
Proceeds from revolving credit facility, net	9,500	3,000
Repayments of notes payable	(1,336)	(1,114)
Repurchase of common shares	(772)	(24)
Net cash provided by (used in) financing activities	43,766	(5,785)
Net cash used in financing activities of discontinued operations	—	(2,905)
Net increase (decrease) in cash and cash equivalents	2,015	(1,449)
Cash and cash equivalents at beginning of period	4,236	6,491
Cash and cash equivalents at end of period	$6,251	$5,042

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Six Months Ended June 30,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,409	$4,447
Cash paid for taxes	$315	$238
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$48	$2,560
Financed insurance premiums	$1,057	$888
Value of shares issued under dividend reinvestment plan	$47	$50
Value of common shares exchanged for OP units	$81	$870
Change in fair value of available-for-sale securities	$(98)	$105
Change in fair value of cash flow hedge	$(276)	$(297)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
FFO AND FFO CORE	2015	2014	2015	2014
Net income attributable to Whitestone REIT	$1,534	$1,253	$3,128	$3,625
Depreciation and amortization of real estate assets (1)	4,643	3,871	9,183	7,772
Loss (gain) on disposal of assets (1)	(5)	24	100	109
Net income attributable to noncontrolling interests (1)	26	27	53	87
FFO	6,198	5,175	12,464	11,593

Non cash share-based compensation expense	1,669	1,234	3,343	1,607
Acquisition costs	596	162	840	308
Rent support agreement payments received	—	76	—	156
FFO Core	$8,463	$6,647	$16,647	$13,664

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$6,198	$5,175	$12,464	$11,593
Distributions paid on unvested restricted common shares	(163)	(54)	(270)	(73)
FFO excluding amounts attributable to unvested restricted common shares	$6,035	$5,121	$12,194	$11,520
FFO Core excluding amounts attributable to unvested restricted common shares	$8,300	$6,593	$16,377	$13,591

Denominator:
Weighted average number of total common shares - basic	22,869	22,235	22,724	22,030
Weighted average number of total noncontrolling OP units - basic	390	507	391	531
Weighted average number of total commons shares and noncontrolling OP units - basic	23,259	22,742	23,115	22,561

Effect of dilutive securities:
Unvested restricted shares	532	208	590	162
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,791	22,950	23,705	22,723

FFO per common share and OP unit - basic	$0.26	$0.23	$0.53	$0.51
FFO per common share and OP unit - diluted	$0.25	$0.22	$0.51	$0.51

FFO Core per common share and OP unit - basic	$0.36	$0.29	$0.71	$0.60
FFO Core per common share and OP unit - diluted	$0.35	$0.29	$0.69	$0.60

(1)	Includes amounts from discontinued operations.

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,534	$1,253	$3,128	$3,625
General and administrative expenses	4,998	3,582	9,483	6,539
Depreciation and amortization	4,675	3,834	9,239	7,663
Interest expense	3,516	2,434	6,924	4,763
Interest, dividend and other investment income	(162)	(19)	(171)	(40)
Provision for income taxes	91	55	174	136
Loss (gain) on disposal of assets	(5)	24	100	111
Loss (income) from discontinued operations	33	(146)	41	(266)
Net income attributable to noncontrolling interests	26	27	53	87
NOI	$14,706	$11,044	$28,971	$22,618